Exhibit 99.2

Operating Results Scorecard
As of June 30, 2016

	Q1-15	Q2-15	Q3-15	Q4-15	2015	Q1-16	Q2-16	2016
Revenue (millions)
Domestic	$35.6	$37.1	$44.6	$52.7	$169.9	$49.1	$46.3	$95.4
Offshore	$20.3	$18.1	$17.1	$17.3	$72.9	$17.6	$17.1	$34.7
Nearshore	$7.7	$8.2	$11.1	$12.3	$39.3	$11.3	$10.3	$21.6
Company Total	$63.6	$63.4	$72.8	$82.3	$282.1	$78.0	$73.7	$151.7

Revenue %
Domestic	56.0%	58.5%	61.2%	64.0%	60.2%	62.9%	62.8%	62.9%
Offshore	31.9%	28.5%	23.6%	21.1%	25.9%	22.6%	23.2%	22.9%
Nearshore	12.1%	13.0%	15.2%	14.9%	13.9%	14.5%	14.0%	14.2%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)
Domestic	$2.4	$2.2	$0.3	$6.7	$11.6	$4.8	$3.3	$8.1
Offshore	$2.5	$1.8	$1.2	$1.1	$6.7	$2.3	$2.5	$4.8
Nearshore	$1.2	$1.3	$1.6	$1.9	$6.0	$1.3	$1.2	$2.5
Company Total	$6.1	$5.3	$3.1	$9.7	$24.3	$8.4	$7.0	$15.4

Gross Profit %
Domestic	6.8%	6.0%	0.7%	12.7%	6.8%	9.8%	7.1%	8.5%
Offshore	12.4%	10.0%	7.2%	6.4%	9.2%	13.1%	14.6%	13.8%
Nearshore	15.4%	15.6%	14.5%	15.8%	15.3%	11.5%	11.7%	11.6%
Company Total	9.6%	8.4%	4.3%	11.8%	8.6%	10.8%	9.5%	10.2%